FIRST AMENDMENT TO STOCK-FOR-STOCK EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO THE STOCK-FOR-STOCK EXCHANGE AGREEMENT (the “First Amendment”) is made as of this 13th day of January, 2014, by an among EuroGas, Inc., a Utah corporation (“Seller”), Tombstone Exploration Corp., a Canadian federal corporation (“Purchaser”), and EuroGas, A.G., a Swiss stock corporation (the “Company”).  Seller, Purchaser and the Company are sometimes referred to herein as the “Party” or, collectively, the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Stock-for-Stock Exchange Agreement dated December 10, 2013, (the “Original Exchange Agreement”), attached hereto as “Exhibit A” and incorporated herein by reference;

WHEREAS, the Parties now wish to formally amend and modify the Original Exchange Agreement by this First Amendment;

WHEREAS, this First Amendment has been signed by all of the Parties for their mutual benefit and to accurately reflect the proper terms and conditions of the Original Exchange Agreement;

WHEREAS, by this First Amendment, the Parties intend for this First Amendment to properly amend the underlying relevant section(s) of the Original Exchange Agreement so that the same supersedes and replaces all prior and contemporaneous agreements and understandings, oral and written, with regard to such provisions amended by this First Amendment;

WHEREAS, the Parties intend for the amendments made in this First Amendment to the Original Exchange Agreement to be retroactively effective as of December 10, 2013, the date on which the parties entered into the Original Exchange Agreement (the “Effective Date”); and

WHEREAS, the Parties have proposed the following First Amendment which both Parties’ deem to be fair and equitable.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this First Amendment.

2.

Amendment to Section 2. Section 2(a) of the Original Exchange Agreement provides:

“2.

Stock-for-Stock Exchange and Exchange Ratio.

(a)

General.  Seller shall exchange 240,000,000 of the Company’s Shares for the receipt of a total of 348,000,000 restricted shares of Purchaser’s stock, an exchange representing a 1 for 1.45 share exchange ratio, payable as specified in this Section 2, subject to the other terms and conditions of this Agreement.  Sellers committed funding for the exploration work of the buyer is to be advanced at the following stages, $500,000 on closing, $500,000 on or before April 30th 2014, and $4,000,000 on or before September 30th 2014.”

Section 2(a) of the Original Exchange Agreement is hereby revoked, repealed, and replaced in its entirety with the following:

“2.

Stock-for-Stock Exchange; Exchange Ratio & Direct Interest in Company’s Litigation.

(a)

General.  Seller shall exchange 240,000,000 of the Company’s Shares for the receipt of a total of 348,000,000 restricted shares of Purchaser’s stock, an exchange representing a 1 for 1.45 share exchange ratio, payable as specified in this Section 2, subject to the other terms and conditions of this Agreement.  Sellers committed funding for the exploration work of the buyer is to be advanced at the following stages, $500,000 on closing, $500,000 on or before April 30th 2014, and $4,000,000 on or before September 30th 2014.  Additionally, Seller shall grant Purchaser an amount equal to twenty percent (20%) of any award granted to Seller or the Company relating to the certain lawsuit filed by the Company and Seller against the Slovak Republic, such amount shall be tendered to Purchaser in cash within 5 days of receipt of the same by either the Company or Seller.”

3.

Full Force and Effect of Other Terms. The Parties hereby confirm that all other terms and conditions of the Original Exchange Agreement are in full force and effect and are un-amended except as expressly provided in this First Amendment.

4.

Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.

Electronic Signatures. The Parties agree that any form of electronic signature, including but not limited to signatures via facsimile, scanning, or electronic mail, may substitute for the original signature and shall have the same legal effect as the original signature.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Consulting and Operating Services Agreement on this 13th day of January, 2014.

EUROGAS, INC.	EUROGAS, A.G.

By: /s/ Harald Schmidt	By: /s/ Wolfgang Rauball
Harald Schmidt - CFO & Director	Wolfgang Rauball –
Chairman of the Administration Board

By: /s/ Alexander Danieek
Alexander Danieek - EVP &Director

TOMBSTONE EXPLORATION CORP.

By: /s/ Alan Brown
Alan Brown – President & Director